Exhibit 99.1

           Alliance Semiconductor Reports Financial Results for the Third Quarter Ended December 31, 2003

   SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 26, 2004--Alliance
Semiconductor Corporation (Nasdaq:ALSC) today reported financial results for the third fiscal quarter of 2004 ended December 31, 2003.

   Third Quarter Highlights


   -- Increased total revenue by 28% sequentially and 40% over the prior year's results

       -- Synchronous SRAM revenue 114% over the previous quarter results

   -- Achieved a book to bill ratio of 1.27 and exited the quarter with the highest level of backlog in more than one year

   -- Introduced 14 new products and secured 25 design-wins, including:

       -- The industry's first I2C programmable dual PLL EMI reduction IC which reduces EMI at the clock source, enabling significant system cost savings

       --  The industry's smallest footprint low-voltage/low-power
            EMI reduction IC for the portable market

       -- Two design-wins, one with a major datacom/telecom company and the other with a leading office automation company for the AS90L10204 a high performance HyperTransport(TM)-to-PCI-X Bridge optimized for compute applications, including workstations, computer servers, server blades and desktop PCs

       -- A family of Resilient Packet Ring Controllers(TM) which includes the first RPR Controllers with adaptive compute technology


   The Company reported revenues of $7.1 million, compared to $5.6 million in the previous quarter and $5.1 million for the third fiscal quarter of 2003. Revenue from the non-memory business units represented approximately 30% of total revenue, compared to 35% in the previous quarter.
   The net loss for the third quarter was $6.6 million or ($0.19) per share, compared to a net loss of $4.5 million or ($0.13) per share for the previous quarter, and a net loss of $43.6 million or ($1.21) per share for the third fiscal quarter of 2003.
   Operating expenses for the quarter were $9.7 million, compared to $11.0 million in the previous quarter and $10.3 million for the third quarter of fiscal 2003.
   N.D. Reddy, Alliance chairman, president and CEO commented, "The revenue growth we achieved in the quarter was primarily the result of a 61% increase in SRAM revenue with the most significant portion of that increase being derived from our Synchronous SRAM product line. Revenues from our synchronous SRAM products increased approximately 114% over the previous quarter with our 18M products experiencing significant growth in the communications markets as a result of the growing market acceptance of our broadening portfolio of Synchronous SRAM products. We ended the quarter with our SRAM backlog 62% higher than the prior quarter and are encouraged by our recent successes in this area."
   Mr. Reddy continued, "Our Analog/Mixed Signal and System Solutions business units on a combined basis grew 12% sequentially and generated a significant number of new design wins with tier one customers. The revenue momentum, coupled with continued design win success and significant product announcements, enables us to gain additional penetration into our target markets specifically in the consumer and automotive markets. We are well positioned to see a more significant portion of our revenues come from these business units in the future and anticipate each of these businesses to grow in the March 2004 quarter."

   Business Outlook

   Alliance President and Chief Executive Officer, N.D. Reddy, and Chief Financial Officer, Ron Shelton will update the business outlook and give guidance for the fourth quarter of fiscal 2004 during the earnings conference call at 2:00 PT on January 26, 2004.

   Third Quarter 2004 Financial Results Web cast/Conference Call

   The Alliance management team will host a live Web cast and conference call to discuss the third quarter financial results beginning at 2:00 p.m. (PT) on Monday, January 26, 2004. Investors and other interested parties may participate in the call by dialing 800-299-7635 at least fifteen minutes prior to the call and enter pass code 24428212 or listen to the live web cast by visiting the investor relations section of the Alliance website at www.alsc.com. A replay of the call will be available for 48 hours beginning at 7:00 p.m. ET and can be accessed by dialing 888-286-8010 with the pass code 14144126.

   About Alliance:

   Alliance Semiconductor Corporation (Nasdaq:ALSC) is powering every application with high performance solutions for the communications, computing and consumer electronics markets. Utilizing advanced process technologies and design expertise, Alliance provides leading OEMs with a broad portfolio of complementary technologies including analog and mixed-signal products, chip-to-chip connectivity products, networking controllers and high-performance memories. Alliance addresses the complete needs of system developers by leveraging its proprietary advances in Electromagnetic Interference (EMI) reduction, power management and timing technology, HyperTransport(TM) I/O connectivity and specialized memory solutions for next-generation applications. Founded in 1985, Alliance is headquartered in Santa Clara, Calif. with design centers in Bangalore and Hyderabad, India. The company is publicly traded and included in the S&P 600 Index. Additional information is available on the Alliance Web site at: http://www.alsc.com.

   Forward-Looking Statements

   Except for historical information, the above statements of this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. These risks and uncertainties include such factors, among others, as our inability to timely ramp up production of and deliver new or enhanced products; significant price erosion of the Company's products; significantly decreased demand and increased competitive environment for the Company's products; the Company's potential status as an Investment Act of 1940 reporting company; obsolescence of the Company's products; further accumulation of excess inventory or price erosion or obsolescence of existing inventory, any of which may result in charges against the Company's earnings; inability to successfully recruit and retain qualified technical and other personnel; adverse developments in current or future litigation or administrative proceedings; further diminution in value of investments made by Alliance or by Alliance Venture Management, LLC; cancellation of orders in the Company's backlog and the risk factors listed in the Company's Form 10-K for the fiscal year ended March 30, 2003, which has been filed with the Securities and Exchange Commission, and which is available through the Company's home page, www.alsc.com. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.


                  ALLIANCE SEMICONDUCTOR CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)


                                   (unaudited)         (unaudited)

                                Three Months Ended  Nine Months Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2003      2002      2003      2002
                                -------- --------- --------- ---------

Net revenues                     $7,102    $5,062   $17,737   $13,457

Cost of revenues                  4,700     5,810    12,163    35,886

                                -------- --------- --------- ---------
Gross profit (loss)               2,402      (748)    5,574   (22,429)
                                -------- --------- --------- ---------

Operating expenses:

   Research and development       6,088     6,321    19,159    16,945

   Selling, general and
    administrative                3,568     3,939    12,039    13,523
                                -------- --------- --------- ---------

Total operating expenses          9,656    10,260    31,198    30,468
                                -------- --------- --------- ---------

Loss from operations             (7,254)  (11,008)  (25,624)  (52,897)

Gain (loss) on investments       12,942      (892)   16,915    14,400

Writedown of marketable
 securities
 and venture investments         (4,255)  (35,334)   (5,213)  (54,266)

Other expense, net               (2,616)     (927)   (5,555)   (4,357)
                                -------- --------- --------- ---------

Loss before income taxes and
 equity in loss of
 investees                       (1,183)  (48,161)  (19,477)  (97,120)

Benefit for income taxes         (1,373)   (7,461)   (7,335)  (25,756)
                                -------- --------- --------- ---------

Gain (loss) before minority
 interest in consolidated
 subsidiaries and
 equity in loss of investees        190   (40,700)  (12,142)  (71,364)

Minority interest in
 consolidated subsidiaries           75     1,059       646     2,917

Equity in loss of investees      (6,897)   (3,989)  (12,707)  (12,126)
                                -------- --------- --------- ---------

Net loss                        ($6,632) ($43,630) ($24,203) ($80,573)
                                ======== ========= ========= =========

Net loss per share:

   Basic                         ($0.19)   ($1.21)   ($0.69)   ($2.14)
                                ======== ========= ========= =========

   Diluted                       ($0.19)   ($1.21)   ($0.69)   ($2.14)
                                ======== ========= ========= =========

Weighted average number of
 common shares:

   Basic                         35,141    36,089    35,054    37,721
                                ======== ========= ========= =========

   Diluted                       35,141    36,089    35,054    37,721
                                ======== ========= ========= =========



                  ALLIANCE SEMICONDUCTOR CORPORATION

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                                             (unaudited)

                                               December       March
                                                 2003          2003
                                            -------------- -----------
                    ASSETS

Current assets:

  Cash and cash equivalents                        $7,596      $8,642

  Short term investments                          183,149     148,711

  Accounts receivable, net                          3,308       2,058

  Inventory                                         8,337       2,862

  Other current assets                              4,453       5,154

                                            -------------- -----------
            Total current assets                  206,843     167,427

Property and equipment, net                         6,573       8,205


Investment in Tower Semiconductor
 Corporation                                       18,128      15,822
 (excluding short term portion)

Alliance Ventures LP and other investments         38,691      38,319

Other non-current assets                           17,175      15,408

                                            -------------- -----------
            Total assets                         $287,410    $245,181
                                            ============== ===========



Current liabilities:

  Accounts payable                                 $5,750      $4,298

  Accrued liabilities                               6,604       3,569

  Income taxes payable                             21,739       4,520

  Deferred income taxes                            41,551      23,840

  Short term borrowings and current portion
  of long term obligations                         33,588      47,493

                                            -------------- -----------
             Total current liabilities            109,232      83,720

Long term liabilities:

  Long term obligations                             1,692       1,326

  Deferred income taxes                                 0           0

                                            -------------- -----------
             Total liabilities                    110,924      85,046
                                            -------------- -----------

Minority interest in consolidated
 subsidiaries                                         911         915
                                            -------------- -----------

Stockholders' equity:

  Common stock                                        434         432

  Additional paid-in capital                      131,748     131,175

  Retained earnings                                 1,306      25,510

  Accumulated other comprehensive income           42,087       2,103

                                            -------------- -----------
              Total stockholders' equity          175,575     159,220
                                            -------------- -----------

                                                 $287,410    $245,181
                                            ============== ===========

    CONTACT: Alliance Semiconductor Corporation, Santa Clara
             Ron Shelton, 408-855-4958
             rshelton@alsc.com
             or
             Investor Contact:
             Shelton Investor Relations, Dallas
             Stephanie Elwood, 972-239-5119 Ext 115
             selwood@sheltongroup.com